Exhibit 4.146

SECOND AMENDMENT TO THIRD AMENDED

AND RESTATED CREDIT AGREEMENT

THIS SECOND AMENDMENT TO THIRD AMENDED AND RESTATED CREDIT AGREEMENT, dated as of March 9, 2006 (this “Amendment”), is made by and among DOLLAR THRIFTY AUTOMOTIVE GROUP, INC., a Delaware corporation (the “Parent”), DTG OPERATIONS, INC., an Oklahoma corporation (“Operations”), THRIFTY RENT-A-CAR SYSTEM, INC., an Oklahoma corporation (“Thrifty,” and, together with Operations, the “Subsidiary Borrowers” the Parent and the Subsidiary Borrowers being collectively referred to herein as the “Borrowers”), the Lenders (as defined below) parties hereto and the Administrative Agent (as defined below).

W I T N E S S E T H:

WHEREAS, the Borrowers, the various financial institutions parties thereto (collectively, the “Lenders”), Credit Suisse, Cayman Islands Branch (formerly know as Credit Suisse First Boston) (“Credit Suisse”), as the administrative agent (in such capacity, the “Administrative Agent”) for the Lenders, and The Bank of Nova Scotia (“Scotia Capital”), as the syndication agent (in such capacity, the “Syndication Agent”, and, together with the Administrative Agent, the “Agents”) for the Lenders, Dresdner Bank AG, New York and Grand Cayman Branches, as the documentation agent, and Credit Suisse and Scotia Capital, as the co-arrangers, have heretofore entered into that certain Third Amended and Restated Credit Agreement, dated as of April 1, 2004 (as amended by the First Amendment to Third Amended and Restated Credit Agreement, dated as of December 6, 2004, the “Credit Agreement”);

WHEREAS, the Borrowers have requested that the Lenders and the Administrative Agent amend certain provisions of the Credit Agreement; and

WHEREAS, the Lenders and the Administrative Agent are willing, on and subject to the terms and conditions set forth below (including the amendments set forth in Article II below), to amend certain provisions of the Credit Agreement as provided below (the Credit Agreement, as amended pursuant to the terms of this Amendment, being referred to as the “Amended Credit Agreement”);

NOW, THEREFORE, in consideration of the premises and the mutual agreements herein contained, the Borrowers, the Lenders and the Administrative Agent hereby agree as follows:

ARTICLE I

DEFINITIONS

SECTION 1.1          Certain Definitions. The following terms (whether or not underscored) when used in this Amendment shall have the following meanings (such meanings to be equally applicable to the singular and plural forms thereof):

“Administrative Agent” is defined in the first recital.

“Agents” is defined in the first recital.

“Amended Credit Agreement” is defined in the third recital.

“Amendment” is defined in the preamble.

“Borrowers” is defined in the preamble.

“Credit Agreement” is defined in the first recital.

“Lenders” is defined in the first recital.

“Parent” is defined in the preamble.

“Second Amendment Effective Date” is defined in the preamble to Article III.

SECTION 1.2          Other Definitions. Terms for which meanings are provided in the Amended Credit Agreement are, unless otherwise defined herein or the context otherwise requires, used in this Amendment with such meanings.

ARTICLE II

AMENDMENTS

Effective as of the date hereof (but subject to the occurrence of the Second Amendment Effective Date), certain provisions of the Credit Agreement are hereby amended in accordance with this Article II; except expressly as so amended by this Amendment, the Credit Agreement shall continue in full force and effect in accordance with its terms.

SECTION 2.1          Amendments to Section 1.1 of the Credit Agreement. Section 1.1 of the Credit Agreement is hereby amended by:

(a)          deleting the amount “$10,000,000” in clause (b) of the definition of “Adjusted Debt” contained in such Section 1.1 and replacing it with “$20,000,000” and

(b)          deleting in its entirety the definition of “Cumulative Excess Cash Flow” contained in such Section 1.1.

SECTION 2.2          Amendment to Section 8.1.4 of the Credit Agreement. Section 8.1.4 of the Credit Agreement is hereby amended by:

(a)          inserting in the second line thereof, immediately following the reference to “insurance companies” and immediately preceding the “(a)”, the following:

“, insurance on its property against loss and damage, and against such other risks as are typically insured against by Persons of comparable size engaged in the same or similar business as such Borrower and its Subsidiaries, in each case in at least the amounts (and with only those deductibles) customarily maintained by such Persons, including” and

(b)          amending and restating clause (b) thereof in its entirety to read as follows:

“(b) general public liability insurance (including umbrella excess liability insurance) against liability on account of damage to persons and property in an amount not less than $75,000,000 in the aggregate (provided that each of the Borrowers and each of their Subsidiaries may self-insure per occurrence $10,000,000 of liability with respect thereto through a combination of self-insurance, deductibles and/or quota-sharing arrangements, so long as the insurance made available by the Parent and its Subsidiaries to renters of Vehicles that is not re-insured by the Parent and its Subsidiaries does not exceed $1,500,000 per occurrence or such other threshold as may be acceptable to the Administrative Agent),”.

SECTION 2.3          Amendments to Section 8.2.5 of the Credit Agreement. Section 8.2.5 of the Credit Agreement is hereby amended by:

(a)          amending and restating clause (g)(i) of such Section in its entirety to read as follows:

“(i) in such Subsidiaries (other than RCFC) do not exceed $50,000,000 at any time outstanding and” and

(b)          amending and restating clause (l) of such Section in its entirety to read as follows:

“(l)        other Investments (except Investments which are Permitted Business Acquisitions or Investments of the type described in clause (g)(ii)) in an aggregate amount at any time not to exceed $15,000,000;”.

SECTION 2.4          Amendment to Section 8.2.6 of the Credit Agreement. Subclause (ii)(B) of clause (b) of Section 8.2.6 of the Credit Agreement is hereby amended in its entirety to read as follows:

“(B)       the aggregate amount of such purchases and redemptions in any Fiscal Year does not exceed $150,000,000 and in the aggregate since December 31, 2005 does not exceed $300,000,000; provided that (aa) there shall be at least $100,000,000 of Unrestricted Cash on hand at the Parent and its Subsidiaries (on a consolidated basis) as of the last day of the calendar month most recently completed prior to such purchase or redemption and (bb) after giving pro forma effect to such purchase or redemption, there shall be at least $100,000,000 of Unrestricted Cash on hand at the Parent and its Subsidiaries (on a consolidated basis) as of the date of such purchase or redemption;”.

SECTION 2.5          Amendment to Section 8.2.7 of the Credit Agreement. Section 8.2.7 of the Credit Agreement is hereby amended in its entirety to read as follows:

“SECTION 8.2.7 Capital Expenditures, etc. Each Borrower will not, and will not permit any of its Subsidiaries to, make or commit to make Capital Expenditures in any Fiscal Year, except (a) Capital Expenditures for the acquisition of Vehicles and (b) other Capital Expenditures which do not aggregate in any Fiscal Year set forth below the amount set forth opposite such Fiscal Year:

Fiscal Year	Amount
2004	$50,000,000
2005	50,000,000
2006	75,000,000
2007	75,000,000
2008	75,000,000
2009	35,000,000”

SECTION 2.6          Amendment to Section 8.2.11 of the Credit Agreement. Section 8.2.11 of the Credit Agreement is hereby amended by inserting the following parenthetical at the end thereof:

“(it being understood and agreed that, unless a Default has occurred and is continuing, the following shall not be deemed to have an adverse effect on the Lenders: (i) amendments or other modifications to the DaimlerChrysler Supply Agreement that extend the agreement to cover vehicles for the immediately succeeding model year, (ii) annual renewals of the CP Program and the Conduit Program and (iii) increases in the size of the CP Program or the Conduit Program to the extent such increase is not greater than 30%)”.

SECTION 2.7          Amendments to Exhibit D to the Credit Agreement. Exhibit D to the Credit Agreement (“Form of Compliance Certificate”) is hereby amended by:

(a)          amending and restating paragraph (i) in Exhibit D to the Credit Agreement in its entirety to read as follows:

“(i) Adjusted Net Income. Adjusted Net Income for the Fiscal Year ending on the Computation Date is $________, as computed on Attachment 5 hereto.”

(b)          deleting Attachment 5 from Exhibit D and replacing it with Attachment 5 in the form of Annex A hereto.

ARTICLE III

CONDITIONS TO EFFECTIVENESS

This Amendment, and the amendments and modifications contained herein, shall be and become effective on the date (the “Second Amendment Effective Date”) when each of the conditions set forth in this Article III shall have been fulfilled to the satisfaction of the Administrative Agent.

SECTION 3.1          Execution of Counterparts. The Administrative Agent shall have received counterparts of this Amendment, duly executed and delivered on behalf of (i) each of the Borrowers and (ii) the Required Lenders.

SECTION 3.2          Amendment Effective Date Certificate. The Administrative Agent shall have received a certificate in the form of Annex B hereto from the chief financial Authorized Officer of the Parent.

SECTION 3.3          Execution of Affirmation and Acknowledgment. The Administrative Agent shall have received an affirmation and acknowledgment in form and substance satisfactory to it, duly executed and delivered by each Guarantor and any other Obligor that has granted a Lien pursuant to any Loan Document, other than the Borrowers.

SECTION 3.4          Amendment Fee. The Administrative Agent shall have received the amendment fees due and payable pursuant to Section 5.3 hereof.

SECTION 3.5          Fees and Expenses. The Administrative Agent shall have received all fees and expenses due and payable pursuant to Section 5.4 hereof (to the extent then invoiced) and pursuant to the Amended Credit Agreement (including all previously invoiced fees and expenses).

ARTICLE IV

REPRESENTATIONS AND WARRANTIES

In order to induce the Lenders and the Administrative Agent to enter into this Amendment, each of the Borrowers hereby represents and warrants to each Agent and each Lender, as of the date hereof, as set forth in this Article IV.

SECTION 4.1           Representations and Warranties. (a) The representations and warranties set forth in Article VII of the Credit Agreement (excluding, however, those contained in Section 7.7 of the Credit Agreement) and in each other Loan Document are, in each case, true and correct (unless stated to relate solely to an earlier date, in which case such representations and warranties are true and correct as of such earlier date);

(b)          except as disclosed by any Borrower to the Administrative Agent, the Issuer and the Lenders pursuant to Section 7.7 of the Credit Agreement

(i)    there is no pending or, to the best knowledge of any Borrower, threatened litigation, action, proceeding or labor controversy affecting any Borrower or any of its Subsidiaries, or any of their respective properties, businesses, assets or revenues, which may materially adversely affect the businesses, property, operations, assets, liabilities, condition (financial or otherwise) or prospects of the Parent and its Subsidiaries taken as a whole, or which purports to affect the legality, validity or enforceability of this Amendment, the Credit Agreement, the Notes or any other Loan Document, except as disclosed in Item 7.7 (“Litigation”) of the Disclosure Schedule to the Credit Agreement; and

(ii)  no development has occurred in any labor controversy, litigation, arbitration or governmental investigation or proceeding disclosed pursuant to Section 7.7 of the Credit Agreement which may materially adversely affect the business, property, operations, assets, liabilities, condition (financial or otherwise) or prospects of the Parent and its Subsidiaries taken as a whole, or which purports to affect the legality, validity or enforceability of this Amendment, the Credit Agreement, the Notes, or any other Loan Document;

(c)          no Default has occurred and is continuing, and neither any Borrower nor any of their respective Subsidiaries nor any other Obligor is in material violation of any law or governmental regulation or court order or decree; and

(d)          this Amendment has been duly authorized, executed and delivered by each of the Borrowers and constitutes a legal, valid and binding obligation of each such Person, enforceable against it in accordance with its terms, except to the extent the enforceability hereof may be limited by (i) the effect of bankruptcy, insolvency, reorganization, moratorium or other similar laws now or hereafter in effect relating to or affecting the rights and remedies of creditors generally and (ii) the effect of general principles of equity, whether enforcement is considered in a proceeding in equity or at law.

SECTION 4.2           Full Disclosure. Except as corrected by written information delivered to the Agents and the Lenders reasonably prior to the date on which this representation is made, all information (other than financial and business projections and forecasts) heretofore or contemporaneously furnished by any Borrower in writing to any Agent, the Issuer or any Lender for purposes of or in connection with this Amendment is true and accurate in every material respect and such information is not incomplete by omitting to state any material fact necessary to make such information not materially misleading in light of the circumstances under which such information was furnished. All financial and business projections and forecasts delivered to any Agent, the Issuer or any Lender by or on behalf of any Borrower have been prepared in good faith based upon assumptions which the Borrowers believe to be reasonable.

ARTICLE V

MISCELLANEOUS

SECTION 5.1          Full Force and Effect; Limited Amendment. Except as expressly amended hereby, all of the representations, warranties, terms, covenants, conditions and other provisions of the Credit Agreement and the other Loan Documents shall remain unamended and unwaived and shall continue to be, and shall remain, in full force and effect in accordance with their respective terms. The amendments set forth herein shall be limited precisely as provided for herein to the provisions expressly amended herein and shall not be deemed to be an amendment to, consent to or modification of any other term or provision of the Credit Agreement, any other Loan Document referred to therein or herein or of any transaction or further or future action on the part of any of the Borrowers or any other Obligor which would require the consent of the Lenders under the Credit Agreement or any of the other Loan Documents.

SECTION 5.2          Loan Document Pursuant to Credit Agreement. This Amendment is a Loan Document executed pursuant to the Credit Agreement and shall be construed, administered and applied in accordance with all of the terms and provisions of the Credit Agreement (and, following the date hereof, the Amended Credit Agreement). Any breach of any representation or warranty or covenant or agreement contained in this Amendment shall be deemed to be an Event of Default for all purposes of the Credit Agreement and the other Loan Documents.

SECTION 5.3          Amendment Fee. Upon the satisfaction of the condition set forth in clause (ii) of Section 3.1, the Borrowers shall pay, without setoff, deduction or counterclaim, a non-refundable amendment fee for the account of each Lender that has executed and delivered (including delivery by way of facsimile) a counterpart of this Amendment to the attention of Mariana Baquero at Skadden, Arps, Slate, Meagher & Flom LLP, Four Times Square, New York, NY 10036, telecopy no. (917) 777-2721, at or prior to 5:00 p.m. New York time, on or before March 8, 2006 (as such time may be extended by the Parent), in the amount of five (5.0) basis points of such Lender’s Commitment as of the date hereof. The aggregate amount of such amendment fee shall be paid at or prior to noon, New York time, on March 9, 2006 (or, in the event that the date in the immediately preceding sentence has been extended, the Business Day that immediately succeeds such extended date) to the Administrative Agent for the pro rata account of the Lenders entitled to receive such amendment fee.

SECTION 5.4          Fees and Expenses. The Borrowers, jointly and severally, agree to pay on demand all out-of-pocket expenses incurred by the Administrative Agent in connection with the preparation, negotiation, execution and delivery of this Amendment and the documents and transactions contemplated hereby, including the reasonable fees and disbursements of Skadden, Arps, Slate, Meagher & Flom LLP, as counsel for the Administrative Agent.

SECTION 5.5          Headings. The various headings of this Amendment are inserted for convenience only and shall not affect the meaning or interpretation of this Amendment or any provisions hereof.

SECTION 5.6          Execution in Counterparts. This Amendment may be executed by the parties hereto in several counterparts, each of which shall be deemed to be an original and all of which shall constitute together but one and the same agreement.

SECTION 5.7          Cross-References. References in this Amendment to any Article or Section are, unless otherwise specified or otherwise required by the context, to such Article or Section of this Amendment.

SECTION 5.8          Successors and Assigns. This Amendment shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns.

SECTION 5.9          GOVERNING LAW. THIS AMENDMENT SHALL BE DEEMED TO BE A CONTRACT MADE UNDER AND GOVERNED BY THE LAWS OF THE STATE OF NEW YORK.

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IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be executed by their respective officers thereunto duly authorized as of the day and year first above written.

DOLLAR THRIFTY AUTOMOTIVE GROUP, INC.

By: _______________________________
Name: Pamela S. Peck
Title:	Vice President and Treasurer

DTG OPERATIONS, INC.

By: _______________________________
Name: Pamela S. Peck
Title:	Treasurer

THRIFTY RENT-A-CAR SYSTEM, INC.

By: _______________________________
Name: Pamela S. Peck
Title:	Treasurer

CREDIT SUISSE, CAYMAN ISLANDS BRANCH (formerly known as Credit Suisse First Boston), as the Administrative Agent

By:_________________________________

Name:
Title:

By:_________________________________

Name:
Title:

LENDERS:

CREDIT SUISSE, CAYMAN ISLANDS BRANCH (formerly know as Credit Suisse First Boston)

By:_________________________________

Name:
Title:

By:_________________________________

Name:
Title:

THE BANK OF NOVA SCOTIA

By:_________________________________

Name:
Title:

DRESDNER BANK AG, NEW YORK AND GRAND CAYMAN BRANCHES

By:_________________________________

Name:
Title:

By:_________________________________

Name:
Title:

ARVEST BANK

By:_________________________________

Name:
Title:

BANK OF TOKYO-MITSUBISHI

UFJ TRUST COMPANY

By:_________________________________

Name:
Title:

DEUTSCHE BANK AG, NEW YORK BRANCH

By:_________________________________

Name:
Title:

By:_________________________________

Name:
Title:

JPMORGAN CHASE BANK, N.A. (formerly known as JPMorgan Chase Bank)

By:_________________________________

Name:
Title:

BANK OF OKLAHOMA, NATIONAL ASSOCIATION

By:_________________________________

Name:
Title:

INTERNATIONAL BANK OF COMMERCE (successor by merger to Local Oklahoma Bank, N.A.)

By:_________________________________

Name:
Title:

MIDFIRST BANK

By:_________________________________

Name:
Title:

LASALLE BANK NATIONAL ASSOCIATION

By:_________________________________

Name:
Title:

HARRIS NESBITT FINANCING, INC.

By:_________________________________

Name:
Title:

KEYBANK NATIONAL ASSOCIATION

By:_________________________________

Name:
Title:

ANNEX A

Attachment 5 to

   /   /   Compliance

Certificate

ADJUSTED NET INCOME:

A.

Net Income: the aggregate of all amounts which, in accordance with GAAP, would be included as net earnings (or net loss) on a consolidated statement of operations of the Parent and its Subsidiaries for the Fiscal Year ending on the Computation Date:

$_______
B.

To the extent deducted in calculating Item (A), one-time non-cash charges resulting from changes in GAAP or changes in the application of GAAP by the Parent in response to the occurrence of an event which affects, or a change in the conditions affecting, the Parent or any of its Subsidiaries (other than charges in the nature of establishing a reserve and other charges that reflect a determination that the future cash flow of the Parent and its Subsidiaries is likely to be adversely affected):

$_______
C.	Adjusted Net Income: Item (A) plus Item (B):	$_______

ANNEX B

AMENDMENT EFFECTIVE DATE CERTIFICATE

Dollar Thrifty Automotive Group, Inc.

DTG Operations, Inc.

Thrifty Rent-A-Car System, Inc.

This Amendment Effective Date Certificate (this “Certificate”) is delivered pursuant to Section 3.2 of the Second Amendment to the Third Amended and Restated Credit Agreement, dated as of March 9, 2006 (the “Amendment”), among Dollar Thrifty Automotive Group, Inc., a Delaware corporation (the “Parent”), DTG Operations, Inc., an Oklahoma corporation (“Operations”), Thrifty Rent-A-Car System, Inc., an Oklahoma corporation (“Thrifty”, and together with Operations, the “Subsidiary Borrowers” the Parent and the Subsidiary Borrowers being collectively referred to herein as the “Borrowers”), the Lenders (as defined below) parties thereto, Credit Suisse (formerly known as Credit Suisse First Boston), as the administrative agent (in such capacity, the “Administrative Agent”) for the Lenders, which Amendment, among other things, amends certain provisions of the Third Amended and Restated Credit Agreement, dated as of April 1, 2004 (as amended by the First Amendment to Third Amended and Restated Credit Agreement, dated as of December 6, 2004, and as in effect immediately prior to the Second Amendment Effective Date, the “Existing Credit Agreement”, and as amended by the Amendment, the “Amended Credit Agreement” and, together with all of the Loan Documents (as defined in the Amended Credit Agreement), the “Loan Documents”), among, inter alia, the Borrowers, the financial institutions parties thereto as “Lenders” (the “Lenders”) and the Administrative Agent. Unless otherwise defined herein or the context otherwise requires, terms used herein have the meanings provided in the Amendment.

Each of the undersigned hereby certifies, represents and warrants, for and on behalf of the Borrower of which it is an Authorized Officer, as of the Second Amendment Effective Date, as follows:

1.            Warranties, No Default, etc. Both before and after giving effect to the amendment of the Existing Credit Agreement pursuant to the Amendment, the following statements are true and correct:

(a)              the representations and warranties set forth in the Amendment, in Article VII of the Existing Credit Agreement (excluding, however, those contained in Section 7.7 of the Existing Credit Agreement) and in each other Loan Document are, in each case, true and correct with the same effect as if then made (unless stated to relate solely to an earlier date, in which case such representations and warranties are true and correct as of such earlier date);

(b)              except as disclosed by any Borrower to the Administrative Agent, the Issuer and the Lenders pursuant to Section 7.7 of the Existing Credit Agreement

(i)           there is no pending or, to the best knowledge of any Borrower, threatened litigation, action, proceeding or labor controversy affecting any Borrower or any of its Subsidiaries, or any of their respective properties, businesses, assets or revenues, which may materially adversely affect the businesses, property, operations, assets, liabilities, condition (financial or otherwise) or prospects of the Parent and its Subsidiaries taken as a whole, or which purports to affect the legality, validity or enforceability of the Amendment, the Amended Credit Agreement, the Notes or any other Loan Document; and

(ii)        no development has occurred in any labor controversy, litigation, arbitration or governmental investigation or proceeding disclosed pursuant to Section 7.7 of the Existing Credit Agreement which may materially adversely affect the business, property, operations, assets, liabilities, condition (financial or otherwise) or prospects of the Parent and its Subsidiaries taken as a whole, or which purports to affect the legality, validity or enforceability of the Amendment, the Amended Credit Agreement, the Notes or any other Loan Document;

(c)             each Obligor is in compliance in all material respects with all the terms and conditions of the Amended Credit Agreement and the other Loan Documents to be observed or performed by it; and

(d)             no Default has occurred and is continuing, and neither any Borrower nor any of their respective Subsidiaries nor any other Obligor is in material violation of any law or governmental regulation or court order or decree.

2.            Purchases and Redemptions of Capital Stock. The aggregate amount of purchases and redemptions of shares of any class of Capital Stock of the Parent, or warrants, options or other rights with respect to any such shares of Capital Stock of the Parent during the three calendar months of the Fiscal Quarter ending on December 31, 2005 was $0.

IN WITNESS WHEREOF, each of the undersigned has caused this Certificate to be executed and delivered, and the certification, representations and warranties contained herein to be duly made, by an Authorized Officer as of the 9th day of March, 2006.

DOLLAR THRIFTY AUTOMOTIVE GROUP, INC.

By: _______________________________
Pamela S. Peck
Vice President and Treasurer

DTG OPERATIONS, INC.

By: _______________________________
Pamela S. Peck
Treasurer

THRIFTY RENT-A-CAR SYSTEM, INC.

By: _______________________________
Pamela S. Peck
Treasurer